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                                                                   FLOATING NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE 1933 ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE MAKER) OF COUNSEL SATISFACTORY TO THE MAKER, SUCH REGISTRATION IS NOT REQUIRED.


                               VERTICALNET, INC.

                                PROMISSORY NOTE

                          PHILADELPHIA, PENNSYLVANIA
                               DECEMBER 16, 1999


     FOR VALUE RECEIVED, VerticalNet, Inc., a Pennsylvania corporation ("Maker"), hereby promises to pay to the order of NECX Exchange Trust ("Holder"), at 4 Technology Drive, Peabody, MA or such other place as Holder may from time to time designate in writing, such number of shares of Maker Stock (as defined) as determined herein or, at Maker's option, cash in lieu of the conversion of the shares.

     Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Asset Purchase Agreement dated as of November 16, 1999 (the "Asset Purchase Agreement," as amended, supplemented or otherwise modified from time to time) by and among VerticalNet, Inc., NECX Acquisition LLC, New England Circuit Sales, Inc., NECX Exchange, LLC, the Holder and Henry J. Bertolon, Jr.

1.  Definitions

     As used in this Promissory Note, the following terms shall have the following meanings:

          "Payment Date Average Price" means the average closing price of Maker Stock on the Nasdaq National Market during the twenty trading days immediately preceding the date on which this Promissory Note becomes due and payable under
Section 2 hereof.

          "Maker Stock" means the common stock, par value $.01 per share, of the Maker.

          "Principal Amount" means $25,000,000.
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2.  Payment

(a)  Calculation of Payment.

(i) Subject to the terms and conditions set forth in this Section 2, all of the Principal Amount of this Promissory Note shall become due and payable upon the declaration of effectiveness by the Securities and Exchange Commission of a Registration Statement (the "Registration Statement") filed by Maker pursuant to Section 7.3 of the Asset Purchase Agreement (the "Payment Date"). The principal amount of this Promissory Note shall be payable in such number of full shares of Maker Stock as determined under the following formula (the "Shares"):

               Y = Principal Amount divided by X

               where Y = the number of full shares of Maker Stock; and

               where X = the Payment Average Price; provided, however, that in no event shall X be less than $29.92, so that if the Payment Average Price is equal to or less than $29.92, X shall equal $29.92.

(ii) If X is greater than $59.83, the Maker may, at its option and in lieu of issuing shares of Maker Stock, pay to the Holder, in complete satisfaction of this Promissory Note, the Principal Amount in cash.

     (b) Delivery of Certificates or Cash. Upon the Payment Date, the Holder of this Note shall surrender the original copy of this Note to Maker for cancellation or to an agent of Maker designated by it for that purpose. Maker will, as soon as practicable after surrender of this Note (but in no event later than 4 business days after the Payment Date) and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the Holder a certificate for the number of full shares of Maker Stock to which the Holder shall be entitled pursuant to clause (a) above or, if so requested by Holder, cause to be held in Holder's name with Depository Trust Company such number of full shares of Maker Stock; provided, however, that if the conditions set forth in Section 2(a)(ii) are satisfied, the Maker may, in lieu of delivering shares to the Holder, pay the Holder the Principal Amount in cash in complete satisfaction of this Promissory Note.

     (c) No Shareholder Rights; Representations and Agreements. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Maker (or to any other rights whatsoever except the rights herein expressed and such as are set forth) and no dividends shall be payable or accrue in respect of this Note or the Maker Stock issuable pursuant to this Note until the Payment Date. In the event the Maker fails to timely file, or cause to become effective, a Registration Statement covering shares of Maker Stock issuable upon the
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Payment Date, Holder shall be entitled to the benefits provided in Section 7.3 of the Asset Purchase Agreement.

          (d) Dilution Protection. The number shares of Maker Stock calculated pursuant to Section 2(a) hereof shall be appropriately adjusted to reflected any stock split, combination, reclassification or similar transaction involving the Maker Stock, including a stock dividend or distribution in the form of shares of Maker Stock, that occurs between the date of this Promissory Note and the date on which this Promissory Note is paid.

3.  Default and Remedies.

     Each of the following shall be an "Event of Default" for the purposes of this Note: (a) the Maker fails to pay when due any amount due under this Note upon exercise of its option under paragraph 2(a)(ii) and such failure is not cured within 15 days following written notice thereof to the Maker from the Holder and such failure to pay has not arisen as a result of the Maker exercising its right to set off any such amount against any amount owed to the Maker or any of its subsidiaries or affiliates or (b) (i) there shall have been filed against the Maker, without its consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such request for relief (A) remains in effect for 60 or more days, whether or not consecutive, or (B) is approved by a final nonappealable order, or (ii) the Maker consents to or files any petition or other request for relief of the type described in clause (i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing its inability to pay its debts as they become due.

     Upon the occurrence of any Event of Default, the Holder may notify the Maker that the Principal Amount of this Note shall be immediately due and payable, without regard to the conditions precedent to conversion set forth in Paragraph 2(b), by issuance of the full shares of Maker Stock to which the Holder shall be entitled to pursuant to Paragraph 2(a); provided, however, that Maker may in lieu of delivering shares to the Holder, pay the Holder the Principal Amount in complete satisfaction of this Convertible Promissory Note. Failure to exercise said option shall not constitute a waiver on the part of the Holder of the right to exercise the same at any other time.

4.  Miscellaneous.

     (a) Choice of Law. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

     (b) Collection Costs. The Maker will pay to the Holder the amount of all costs and expenses, inclusive of reasonable attorneys' fees and court costs, directly and reasonably incurred by the Holder in enforcing the payment of this Note as a result of any Event of Default.
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     (c) Integration Clause.  THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     (d) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, return receipt requested, facsimile message (provided that a confirmation sheet is emitted from the machine making the transmission), or Federal Express, or other nationally recognized, overnight delivery service.
Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express, or other nationally recognized, overnight delivery service to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures:

     If to the Maker:

          VerticalNet, Inc.
          700 Dresher Road
          Horsham, PA 19044
          FAX:  215-443-3336
          Attention: Gene S. Godick

     with required copies to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA  19103-2921
          FAX: 215-963-5299
          Attention: James W. McKenzie, Jr., Esq.

     If to the Holder:

          4 Technology Drive
          Peabody, MA  01960
          FAX:  978-538-8204
          Attention: Henry J. Bertolon, Jr.
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     with a copy to:

          Hutchins, Wheeler & Dittmar
          101 Federal Street
          Boston, MA 02110
          FAX: 617-951-1295
          Attention: James R. Westra, Esq.

     (e) Assignment. This Note may not be assigned by the Holder without the prior written consent of the Maker; provided that the Holder may, without such consent, assign its rights hereunder, in whole or in part, to one or more of its affiliates, including without limitation, NECX Exchange, LLC, New England Circuit Sales, Inc. and Henry J. Bertolon, Jr. and to one or more employees of NECX Exchange, LLC or New England Circuit Sales, Inc., provided, further, that the Maker receives an opinion of counsel, reasonably satisfactory to the Maker, that such transfer complies with state and federal securities laws. The Holder may collaterally assign or grant a security interest in all of its rights and remedies with respect to this Note.

     (f) Information Required from Holder. Each Holder wishing to sell the shares of Maker Stock pursuant to a Registration Statement and related Prospectus (as defined below) agrees to deliver a Notice and questionnaire that confirms such Holder's agreement to be bound by the terms of this Section 4(f) and includes such information regarding it and the distribution of its Shares as is required by law to be disclosed by the Holder in the applicable Registration Statement (the "Requisite Information") to the Maker prior to any intended distribution of the Shares under the Registration Statement. The Maker shall not be required to include in any Registration Statement the Shares of any Holder that does not provide the Company with a Notice and questionnaire in accordance with this Section 4(f). Notwithstanding the preceding sentence, the Maker shall file, as soon as practicable, but in all events within seven Business Days after the receipt of notice from any Holder which includes the Requisite Information with respect to such Holder, a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Shares held by such Holder), and the Maker shall provide such Holder within seven Business Days after receipt of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Shares; provided, however, the Maker shall not be required to provide any Holder with a copy of such Prospectus as so amended or supplemented solely to contain the Requisite Information in advance of filing the same with the Securities and Exchange Commission. Each Holder shall promptly notify the Maker of any material changes to the Requisite Information contained in the Notice and questionnaire provided to the Maker by such Holder.

     If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Maker, then such Holder shall have the right to require, in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in such Registration
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Statement at any time subsequent to the time that such reference ceases to be required.

For purposes of this Section 4(f), "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Shares covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.


                           [SIGNATURE PAGE TO FOLLOW]
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EXECUTED as of the date first above written.


                         VERTICALNET, INC.


                         ----------------------------------------
                         By:    Michael J. Hagan
                         Title:  Executive Vice President